                                                                    Exhibit 99.2


                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK


                                            CHAPTER 11
      IN RE: TL ADMINISTRATION INC.         CASE NO. 03-15566 (CB)
      (F/K/A TWIN LABORATORIES INC.)
                  DEBTOR


                           MONTHLY OPERATING STATEMENT
                     FOR THE MONTH ENDED SEPTEMBER 30, 2004



DEBTOR'S ADDRESS            c/o Alix Partners
                            9 West 57th Street, Suite 1640
                            New York, NY 10019

DISBURSEMENTS: Month Ended September 30, 2004 (dollars in thousands): $ 465 (See attached schedule for disbursements by Debtor)

DEBTOR'S ATTORNEY           Weil, Gotshal & Manges LLP
                            767 Fifth Avenue
                            New York, NY 10153
                            Michael P. Kessler, Esq. (MPK 7134)
                            Paul M. Basta, Esq. (PMB 4434)

REPORT PREPARER             TL Administration Inc.

NET LOSS: Month Ended September 30, 2004 (dollars in thousands):  $ (665)




The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.




DATE:    October 15, 2004                       /s/ Denis O'Connor
                                                --------------------------------
                                                Denis O'Connor, Vice President

                             TL ADMINISTRATION INC.
                         (F/K/A TWIN LABORATORIES INC.)
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                                                               FOR THE MONTH
                                                                   ENDED
                                                             SEPTEMBER 30, 2004
                                                             ------------------
                                                                (unaudited)
Net Sales                                                           $  --
Cost of Sales                                                          --
                                                                    -----
Gross Profit                                                           --
Operating Expenses                                                   (141)
                                                                    -----
Loss from Operations                                                 (141)
Interest Expense                                                      (97)
Interest Income
                                                                       21
                                                                    -----
Loss before Reorganization Expenses                                  (217)
Reorganization Expenses                                              (448)
                                                                    -----
Net Loss                                                            $(665)
                                                                    =====


(The accompanying notes are an integral part of these financial statements.)

                             TL ADMINISTRATION INC.
                         (F/K/A TWIN LABORATORIES INC.)
                             (DEBTOR-IN-POSSESSION)
                                  BALANCE SHEET
                                 (IN THOUSANDS)


                                                             SEPTEMBER 30, 2004
                                                             ------------------
                                                                (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                                      $  24,522
  Restricted cash                                                    1,505
  Prepaid expenses and other current assets                          1,047
                                                                 ---------
    Total Current Assets                                            27,074

Intercompany Receivables (see Note 8)                               33,317

Other Assets                                                            50
                                                                 ---------
Total Assets                                                     $  60,441
                                                                 =========

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities Not Subject to Compromise:
  Liability to former guarantors                                 $  15,000
  Accounts payable                                                   1,160
  Accrued expenses and other current liabilities                     1,815
                                                                 ---------
    Total Current Liabilities Not Subject to Compromise             17,975

Liabilities Subject to Compromise                                   72,850
                                                                 ---------
                        Total Liabilities                           90,825
                                                                 ---------

Shareholder's Deficit:
  Common stock                                                         253
  Additional paid-in capital                                       295,552
  Accumulated deficit                                             (326,189)
                                                                 ---------
    Total Shareholder's Deficit                                    (30,384)
                                                                 ---------
Total Liabilities and Shareholder's Deficit                      $  60,441
                                                                 =========

(The accompanying notes are an integral part of these financial statements.)

                             TL ADMINISTRATION INC.
                         (F/K/A TWIN LABORATORIES INC.)
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                            FOR THE MONTH
                                                                                                ENDED
                                                                                          SEPTEMBER 30, 2004
                                                                                          ------------------
                                                                                              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss before Reorganization Expenses                                                     $   (217)
  Adjustments to Reconcile Net Loss to Net Cash Used in
   Operating Activities (before reorganization expenses):
   Changes in Operating Assets and Liabilities:
     Prepaid expenses and other current assets                                                      (1)
     Intercompany receivable                                                                       (18)
     Accounts payable, accrued expenses and other current liabilities                              240
                                                                                              --------

      Net Cash Generated (Used) in Operating Activities (before reorganization expenses)             4

  Reorganization Expenses                                                                         (448)
                                                                                              --------
  Net Cash (Used) in Operating Activities                                                         (444)
Cash and Cash Equivalents at Beginning of Period                                                26,471
                                                                                              --------
Cash and Cash Equivalents at End of Period                                                    $ 26,027
                                                                                              ========

(The accompanying notes are an integral part of these financial statements.)

                             TL ADMINISTRATION INC.
                         (F/K/A TWIN LABORATORIES INC.)
                             (DEBTOR-IN-POSSESSION)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. THE COMPANY

   TL Administration Inc. (f/k/a Twin Laboratories Inc.) ("TL Inc.") together with its parent company TL Administration Corporation (f/ka Twinlab Corporation) and its wholly-owned subsidiary TL Administration (UK) Ltd. (f/k/a Twin Laboratories (UK) Ltd.) (collectively, the "Debtors" or the "Company") was a leading manufacturer and marketer of brand name nutritional supplements sold through health and natural food stores, national and regional drug store chains, supermarkets, mass merchandise retailers and military post exchanges. The Company developed, manufactured, and sold vitamins, minerals, and specialty supplements, sports nutrition products, and diet and energy products under the "Twinlab," "Fuel," and other brand names; an extensive line of herbal supplements and phytonutrients under the "Nature's Herbs" brand name; and a full line of herbal teas under the "Alvita" brand name.

   The Company emphasized the development and introduction of high quality, unique nutraceutical products. The Company's premium product quality, broad product line, strong history of new product introductions, and innovations have established Twinlab as a leading and widely recognized name in the industry. The Company targeted its products to consumers who utilized nutritional supplements in their daily diet and who demanded premium quality ingredients in a broad variety of dosages and delivery methods.

2. BACKGROUND

   Bankruptcy Filing

   On September 4, 2003 (the "Commencement Date"), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Case Numbers for the individual Debtors are as follows: TL Administration Inc. 03-15566 (CB), TL Administration Corporation 03-15564 (CB) and TL Administration (UK) Ltd. 03-15563 (CB). These chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under Case No. 03-15564 (CB) pursuant to an order of the Bankruptcy Court. All other wholly-owned subsidiaries of TL Inc. are inactive and are not Debtors in these chapter 11 cases.

   The Debtors remained in possession of their assets and properties and continued to operate their businesses and manage their properties, until the APA (as defined herein) closed on December 19, 2003, as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Currently, the Debtors remain in possession of the net sale proceeds (See below), as well as the $15 million proceeds from the draw of the Guarantors (as defined herein) letter of credit (See Note 4). The Debtors continue to manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code and make payments for certain liabilities not assumed in accordance with the terms of the APA.

   Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed from collection while the Debtors continue business operations as debtors-in-possession. Those claims are reflected in the financial statements as liabilities subject to compromise. Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The Debtors cannot presently determine or reasonably estimate the ultimate liability that may result from the filing of claims for all contracts that may be rejected. The collection of secured claims against the Debtors assets also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay.


   Asset Purchase Agreement and Sale Closing

   On September 4, 2003, the Company also entered into an asset purchase agreement (the "APA") with IdeaSphere, Inc. of Grand Rapids, Michigan pursuant to which the Company was to sell substantially all of its assets for $65 million plus the assumption of up to $3.7 million of employee and related liabilities. The terms of the APA required a minimum level of $47 million of working capital (defined as accounts receivable and inventory) as of the closing date. The sale was conducted pursuant to section 363 of the Bankruptcy Code and was approved by the Bankruptcy Court on October 30, 2003.

   Effective December 5, 2003, the Bankruptcy Court approved an amendment to the APA such that (i) the purchase price was reduced to $57.5 million plus the assumption of up to $3.7 million of employee and related liabilities, (ii) the definition of working capital was amended to include prepaid inventory and prepaid advertising in addition to accounts receivable and inventory, and
   (iii) the minimum level of working capital was reduced to $39.5 million and any working capital adjustment to the purchase price as of the effective closing date was limited to a decrease of $500,000 and an increase of $1.5 million.

   On December 19, 2003, the Company and IdeaSphere, Inc. agreed to a second amendment to the APA (the "Second Amendment"). The Second Amendment provided for an extension of the closing to December 19, 2003; however, for financial and accounting purposes, the transaction became effective as of December 9, 2003. The Second Amendment also provided for adjustments relating to the period between December 10, 2003 and the closing date of December 19, 2003 (the "Interim Period Adjustments").

   The sale closed on December 19, 2003, effective as of December 9, 2003. The estimated loss on the sale was approximately $8.7 million.

   The Debtors do not expect that the holders of the Company's equity will receive any value as a result of the sale of substantially all assets of the Company.


   Asset Purchase Agreement Post Closing Adjustments

   In accordance with the terms of the APA and its amendments, IdeaSphere, Inc. had 60 days from December 19, 2003 to deliver a calculation of the closing working capital to the Company and the Company had 60 days from December 19, 2003 to deliver a calculation of the Adjustment Statement reflecting the Interim Period Adjustments to IdeaSphere, Inc. Each party had 30 days to review the respective calculation and either accept or dispute such amount.


   Cash Proceeds from the Asset Sale

   On December 19, 2003, IdeaSphere, Inc. remitted net cash proceeds from the asset sale transaction to the Company totaling $49.2 million. Details of the transaction included gross proceeds of $57.5 million, less the assumption of the $5.3 million Zions Bank mortgage and reimbursements for IdeaSphere, Inc.'s inventory and advertising advances, as well as other closing costs. From the net proceeds, the Company repaid the outstanding loan balance under the DIP Facility (as defined herein) of $28.2 million, cure costs for assumed contracts, other related finance and closing costs, and administrative expenses.

   Proofs of Claim

   The bar date for filing proofs of claim for claims that arose prior to September 4, 2003 was March 2, 2004.

3. BASIS OF PRESENTATION

   It is likely that the Debtors will propose a Chapter 11 Plan pursuant to its liquidation of assets under the APA. Except for the related expected liquidation of substantially all of the Debtors' assets, these unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities and commitments in the normal course of business.

   Other than the impact of the expected liquidation discussed above, in the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals but do not include any adjustments relating to the filing of voluntary petitions under Chapter 11 of the Bankruptcy Code) and present fairly the results of operations, cash flows and financial position of TL Inc. for the period presented.

   These unaudited financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." SOP 90-7 provides for segregating pre-petition liabilities that are subject to compromise from post-petition liabilities, identifying all transactions and events that are directly associated with the reorganization of the Debtors and reporting them separately as reorganization items and discontinuing interest accrual on unsecured or undersecured debt. Further, SOP 90-7 envisions that entities under Chapter 11 will reorganize as going concerns.

   The accompanying unaudited financial statements do not include all footnotes and certain financial presentations normally required under accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in TL Administration Corporation's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

4. DEBTOR-IN-POSSESSION FINANCING

   On September 25, 2003, the Bankruptcy Court approved a $35 million debtor-in-possession financing ("DIP Facility") among The CIT Group/Business Credit, Inc., as agent for a lender group, and TL Administration Inc. as the borrower, with TL Administration Corporation as the guarantor. The DIP Facility was collateralized by, among other things, a senior lien on substantially all of the Debtors' assets, and a junior lien on certain assets that had previously been subject to a lien by other parties as well as a letter of credit aggregating $15 million provided by certain current and former members of senior management of the Company (the "Guarantors"). The lenders under the DIP Facility had a super-priority claim against the estates of the Debtors. Borrowings were subject to certain limitations based on a percentage of eligible accounts receivable and inventories, as defined in the agreement. Borrowings were also limited by a percentage of actual aggregate operating net cash flow (exclusive of reorganization expenses) measured weekly on a rolling four week period against the projected aggregate operating net cash flow (exclusive of reorganization expenses) as set forth in the consolidated cash flow projections and weekly anticipated cash receipts and disbursements delivered by the Company to the lending group (the "Budget"). The DIP Facility restricted the ability to declare or pay dividends, enter into any operating leases or contract for, purchase, make expenditures for, lease pursuant to a capital lease or otherwise incur obligations with respect to capital expenditures unless the obligations thereunder are provided for in the Budget, and certain other expenditures and or encumbrances. The DIP Facility, as amended, also required the Company to adhere to a scheduled timeline regarding the sale process of substantially all of the Debtors' assets, which among other things, required the closing of the sale to be completed by December 19, 2003. The Company was required to pay $100,000 to extend the term of the DIP Facility to December 19, 2003, of which IdeaSphere, Inc. agreed to pay half. Interest was payable monthly in arrears at the Prime Rate, plus 2.0% per annum. The Company was required to pay a commitment fee of 0.5% per annum on any unused portion of the DIP Facility. Borrowings outstanding under the DIP Facility were repaid in full on December 19, 2003 as a result of the consummation of the APA.

   In addition, the $15 million letter of credit was drawn, and on December 22, 2003, the proceeds were remitted into the Company's possession. An adversary proceeding was commenced by the Official Committee of Unsecured Creditors against certain former officers and directors of the Company seeking, among other things, to subordinate their claim relating to the letter of credit and for other damages. For purposes of financial reporting, the liability associated with the proceeds of the letter of credit draw is classified as a secured liability not subject to compromise in the accompanying balance sheet.

5. LIABILITIES SUBJECT TO COMPROMISE

   Liabilities subject to compromise as of September 30, 2004 are composed of the following (in thousands):


                                                             SEPTEMBER 30, 2004
                                                             ------------------
   Accounts Payable Trade                                          $19,962
   10-1/4% Senior Subordinated Notes                                41,142
   Other Debt                                                           85
   Accrued Former Employment Costs                                   2,483
   Accrued Litigation Costs                                          7,486
   Other Pre-Petition Obligations                                    1,692
                                                                   -------
   Total                                                           $72,850
                                                                   =======

   Amounts classified as subject to compromise as of September 30, 2004 represent management's best estimate of such liabilities as of such date and are subject to change upon completion of the reconciliation of all claims as well as the finalization of the assumption (and related cure amounts) or rejection of executory contracts.

6. REORGANIZATION EXPENSES

   Reorganization expenses incurred for the month ended September 30, 2004 consisted of professional fees totaling approximately $448,000.

7. INSURANCE AND TAX PAYMENTS

   A. INSURANCE - All insurance policy premiums due have been paid. Accordingly, all such policies remain in force.

         TAXES - All post-petition tax obligations, including but not limited to payroll, real property, income, franchise, and other taxes have been paid to the proper taxing authority when due.

8. INTERCOMPANY RECEIVABLE

   $33,284 of the intercompany receivable balance is with TL Administration Corporation, whose assets are valued at zero. The remainder of the balance is with TL Administration (UK) Ltd. The intercompany balances have not been adjusted pending a Chapter 11 Plan that would provide for the treatment of intercompany accounts.

                             TL ADMINISTRATION INC.
                         (F/K/A TWIN LABORATORIES INC.)
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                   SCHEDULE OF CASH DISBURSEMENTS AND RECEIPTS
                                 (IN THOUSANDS)


                                                                FOR THE MONTH
                                                                     ENDED
                                                              SEPTEMBER 30, 2004
                                                              ------------------

Total Cash Receipts                                                 $  21
                                                                    -----
Cash Disbursements:
  Professional Fees - Restructuring                                   337
  Professional Fess - Legal and Accounting                            107
  Employee Medical Claim Checks                                         1
  Directors' Fees                                                      14
  Taxes                                                                 1
  Other                                                                 4
  Bank Charges                                                          1
                                                                    -----
Total Cash Disbursements                                             (465)
                                                                    -----
Net Cash Flow                                                       $(444)
                                                                    =====

                             TL ADMINISTRATION INC.
                         (F/K/A TWIN LABORATORIES INC.)
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
              SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED,
                            RECEIVED, DUE OR WITHHELD
                                 (IN THOUSANDS)


                                                              FOR THE MONTH
                                                                   ENDED
                                                            SEPTEMBER 30, 2004
                                                            ------------------
Gross Wages and Salaries Paid                                      None
Payroll Taxes Withheld                                             None
Employers Payroll Taxes Incurred                                   None
Gross Sales Subject to Taxes                                       None
Sales Tax Collected or Self-Assessed                               None
Property Tax Payments Due                                          None
Property Taxes Paid                                                None
All Other Taxes Paid:
  Utah Sales and Use Tax                                           None
  Franchise Fee Taxes                                                 1